EXHIBIT 99.1

Gevity Reports Fourth Quarter 2008 Operating Results

BRADENTON, Fla., March 16, 2009 (GLOBE NEWSWIRE) -- Gevity (Nasdaq:GVHR), a leading professional employer organization (PEO) that provides HR services to businesses nationwide, today reported a net loss for the fourth quarter of 2008 of $1.4 million or $0.06 per share, which compares to net income of $0.3 million or $0.01 per share for the fourth quarter of 2007. The Company's loss from continuing operations for the 2008 fourth quarter totaled $1.2 million or $0.05 per share, as compared to income from continuing operations of $6.6 million or $0.28 per share for the fourth quarter of 2007. Operating results from continuing operations for the fourth quarter of 2008 were negatively impacted by a non-cash pre-tax charge of $8.7 million or $0.22 per share related to goodwill impairment and conversely were benefited by a pre-tax insurance recovery of $2.0 million or $0.05 per share.

Revenues for the 2008 fourth quarter of $125.1 million were comparable to the 2008 third quarter of $125.1 million, but declined 14.3% from the 2007 fourth quarter revenues of $146.0 million. The decline in revenues for the 2008 fourth quarter as compared to the similar quarter a year ago reflects the decrease in the average number of paid client employees.

Gross profit for the 2008 fourth quarter totaled $38.9 million, a 13% improvement over the $34.3 million for the third quarter of 2008, and compares to $50.4 million in the fourth quarter of 2007. The increase in gross profit over the 2008 third quarter was primarily attributable to continued favorable trends in workers' compensation claims costs development, which equate to higher gross profit contributions from the workers' compensation program. The decline in gross profit from the fourth quarter of 2007 was primarily due to the decrease in the average number of paid employees.

Operating expenses totaled $42.0 million in the fourth quarter of 2008, as compared to $34.8 million in the third quarter of 2008. Fourth quarter 2008 operating expenses included the previously mentioned non-cash pre-tax goodwill impairment charge of $8.7 million, which arose from the Company's annual test for goodwill impairment, wherein it was determined that the implied fair value of goodwill was zero, thereby eliminating goodwill in its entirety. Fourth quarter 2008 operating expenses were reduced by the $2.0 million pre-tax recovery from a former workers' compensation reinsurance provider, of which $1.65 million was recognized as income from the previously written off reinsurance contract.

Efforts undertaken by management during 2008 to strengthen the financial condition of the Company, including the negotiated reduction of the $14 million fourth quarter workers' compensation loss fund collateral payments to AIG Commercial Insurance, resulted in a year end cash balance of $32.5 million compared to $10 million at December 31, 2007. Moreover, the Company had no outstanding borrowings under its revolving line of credit as of December 31, 2008.

Client Portfolio

Gevity ended the fourth quarter of 2008 with 101,014 client employees, a decrease of 3% compared to 104,278 client employees at the end of the third quarter of 2008, and a decrease of 13% compared to 115,580 client employees at the end of the fourth quarter 2007. The Company produced sales of 5,705 client employees during the 2008 fourth quarter, a 6% sequential increase over the 5,389 client employees in the third quarter of 2008 and a 13% increase over production of 5,049 client employees for continuing business services in the fourth quarter of 2007.

Client employee attrition during the fourth quarter of 2008 totaled 8,943 client employees, a 1% increase over the third quarter 2008 of 8,813 client employees, and a 10% increase over the 8,154 client employees of continuing business services in the fourth quarter of 2007. Client attrition was largely driven by economic conditions.

Outlook

Management recently initiated a number of actions to improve the liquidity and operating results of the Company throughout 2009. These actions included:

 * A negotiated early release in January 2009 of excess workers'
   compensation collateral from AIG totaling $26.6 million and reductions in cash funding requirements for the 2009 insurance program;
 * Initiated reductions in operating cost structure that we expect will achieve annualized savings of $19 million or 16% compared to 2008.

While the Company announced on March 5, 2009 that it has entered into a definitive merger agreement with TriNet Group, Inc., which is expected to close during the second quarter of 2009, subject to shareholder approval, customary regulatory approvals and other closing conditions, management remains focused on improving business performance through a variety of production, client retention, and operational cost improvement initiatives.

Conference Call

In view of the Company's recent announcement that it has entered into a definitive merger agreement with TriNet Group, Inc., management will not convene a conference call to discuss fourth quarter operating results.

About Gevity

As a leading provider of HR solutions, Gevity helps small businesses nationwide maximize performance through its world-class HR expertise and services -- including payroll, benefits, administrative processing, risk management, policies and procedures, new hire support, performance management, and employee development and retention. For more information, visit gevity.com.

A copy of this press release is also available online at gevity.com > newsroom & events.

Pursuant to the Private Securities Litigation Reform Act of 1995, the Company is hereby providing cautionary statements to identify important factors that could cause the Company's actual results to differ materially from forward-looking statements contained in, or implied by, this news release. Forward-looking statements are those that express expectations, beliefs, plans, objectives, assumptions or future events or performance that are not historical facts. Such statements are often expressed through the use of words or phrases such as "will result," "are expected to," "anticipated," "plans," "intends," "will continue," "estimated," "projection," "preliminary," "forecast" and similar expressions. The results or events contemplated by forward-looking statements are affected by known and unknown risks that may cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the Company to control or to predict, such as risks relating to the following: to the Company's guidance, including the challenges to achieve its growth strategy, obtaining new client employees, while passing on increased pricing for its services, including professional service fees, retaining clients through annual benefit enrollment, the Company's dependence on technology services, the adequacy of the Company's insurance-related loss reserves, the availability of insurance coverage for workers' compensation and medical benefits, damage due to hurricanes and other natural disasters, risks inherent in the Company's acquisition strategy and its ability to successfully assimilate acquired entities, the Company's dependence on third-party technology licenses, the Company's dependence on key personnel, qualified service consultants and sales associates, fluctuations in the Company's quarterly results, variability in health insurance claims, state unemployment tax rates and workers' compensation rates, liabilities resulting from the Company's co-employment relationship with its clients, credit risks associated with the Company's large clients, short- termination provisions in the Company's professional services agreements, financial related concerns at clients which result in fewer employees or a termination of the relationship, the Company's geographic market concentration, collateral requirements of the Company's insurance programs, the ability of AIG, parent company of AIG Commercial Insurance, to continue as a going concern, regulatory compliance, the ultimate impact of the current economic environment, the liquidity of the financial markets, Internet and related data security risks, potential liabilities as a consequence of potentially not being deemed an "employer" under ERISA and other tax regulations as well as other civil liabilities, challenges to expansion due to varying state regulatory requirements, competition, and the pending merger transaction with TriNet Group, Inc. These and other factors are described in the Company's filings with the Securities and Exchange Commission, including under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which such statement is made and the reader should not place undue reliance on any forward-looking statement. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Additional Information and Where to Find it

In connection with the merger with TriNet, Gevity plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF GEVITY ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The final proxy statement will be mailed to shareholders of Gevity. Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by Gevity with the SEC, at the SEC's web site at http://www.sec.gov. In addition, the documents filed by Gevity with the SEC may be obtained free of charge by contacting Gevity at Gevity HR, Inc., Attn: Investor Relations, 9000 Town Center Parkway, Bradenton, Florida 34202, Telephone: 1-800-243-8489, extension 4034. Gevity's filings with the SEC are also available on its website at gevity.com.

Gevity and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Gevity's shareholders with respect to the merger. Information about Gevity's executive officers and directors and their ownership of Gevity's common shares is set forth in the proxy statement for Gevity's 2008 annual meeting of shareholders, which was filed with the SEC on April 17, 2008. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Gevity and its respective executive officers and directors in the Merger by reading the preliminary and definitive proxy statement regarding the Merger, which will be filed with the SEC.

                   GEVITY HR, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)

                                (Unaudited)           (Unaudited)
                                For the Three         For the Year
                                Months Ended          Ended
                                December 31,          December 31,
                            --------------------  --------------------
                              2008       2007        2008      2007
                            ---------  ---------  ---------  ---------

 Revenues                   $ 125,109  $ 146,017  $ 520,540  $ 601,594
 Cost of services (exclusive
  of depreciation and
  amortization shown below)    86,224     95,663    375,203    415,567
                            ---------  ---------  ---------  ---------

 Gross profit                  38,885     50,354    145,337    186,027
                            ---------  ---------  ---------  ---------
 Operating expenses:
  Salaries, wages and
   commissions                 19,174     21,244     75,263     83,737
  Other general and
   administrative              12,045     13,091     48,090     55,937
  Impairment loss               8,692         --      8,692         --
  Reinsurance contract
   recovery                   (1,650)         --    (1,650)         --
  Depreciation and
   amortization                 3,774      3,895     15,745     15,326
                            ---------  ---------  ---------  ---------
    Total operating
     expenses                  42,035     38,230    146,140    155,000
                            ---------  ---------  ---------  ---------

 Operating (loss) income      (3,150)     12,124      (803)     31,027
 Interest expense, net          (359)      (424)    (2,119)    (1,897)
 Other income (expense),
  net                              21      (538)         56      (558)
                            ---------  ---------  ---------  ---------
 (Loss) income from
  continuing operations
  before income taxes         (3,488)     11,162    (2,866)     28,572
 Income tax (benefit)
  provision                   (2,265)      4,522    (1,555)     10,475
                            ---------  ---------  ---------  ---------
 (Loss) income from
  continuing operations       (1,223)      6,640    (1,311)     18,097
 Loss from discontinued
  operations, net of tax        (161)    (6,339)    (3,451)    (8,138)
                            ---------  ---------  ---------  ---------
 Net (loss) income          $ (1,384)  $     301  $ (4,762)  $   9,959
                            =========  =========  =========  =========

 (Loss) income from
  continuing operations
  per common share -
  diluted                   $  (0.05)  $    0.28  $  (0.05)  $    0.75
 Loss from discontinued
  operations per common
  share - diluted              (0.01)     (0.27)     (0.15)     (0.34)
                            ---------  ---------  ---------  ---------
 Net (loss) income per
  common share - diluted    $  (0.06)  $    0.01  $  (0.20)  $    0.41
                            =========  =========  =========  =========

 Weighted average common
  shares outstanding -
  diluted                      24,264     23,607     23,573     24,247
                            =========  =========  =========  =========

                  GEVITY HR, INC. AND SUBSIDIARIES
               CONDENSED CONSOLIDATED BALANCE SHEETS
                         ($ in thousands)
                                               (Unaudited) (Unaudited)
                                                 Dec. 31,    Dec. 31,
                                                   2008        2007
                                               ----------- -----------
    ASSETS
 Current assets:
  Cash and cash equivalents                       $ 32,537    $  9,950
  Marketable securities - restricted                 4,836       6,102
  Accounts receivable, net                          97,897     130,209
  Short-term workers' compensation
   receivable, net                                  51,920      16,950
  Other current assets                              14,041      14,515
                                               ----------- -----------
    Total current assets                           201,231     177,726
 Property and equipment, net                        18,524      22,176
 Long-term marketable securities -
  restricted                                         4,048       3,934
 Long-term workers' compensation
  receivable, net                                   63,413     105,321
 Intangible assets, net                              1,825      11,386
 Goodwill and other assets                          13,895      21,368
                                               ----------- -----------
    Total assets                                  $302,936    $341,911
                                               =========== ===========
    LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities:
  Accrued payroll and payroll taxes               $125,571    $151,105
  Accrued insurance premiums and health
   reserves                                         13,319      13,557
  Customer deposits and prepayments                 31,793      13,581
  Deferred tax liability, net                        5,261      11,674
  Accounts payable and other
   accrued liabilities                               9,645      13,977
                                               ----------- -----------
    Total current liabilities                      185,589     203,894
 Revolving credit facility                              --      17,367
 Other long-term liabilities                         4,432       5,088
                                               ----------- -----------
    Total liabilities                              190,021     226,349
 Total shareholders' equity                        112,915     115,562
                                               ----------- -----------
    Total liabilities and
     shareholders' equity                         $302,936    $341,911
                                               =========== ===========

                      GEVITY HR, INC. AND SUBSIDIARIES
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              ($ in thousands)

                                                   For the Year Ended
                                                       December 31,
                                                       (Unaudited)
                                                  --------------------
                                                     2008       2007
                                                  ---------  ---------
 CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income                              $ (4,762)   $   9,959
  Adjustments to reconcile net (loss)
   income to net cash provided by
   operating activities:
     Depreciation and amortization                  16,020      16,270
     Impairment loss                                 9,224       8,477
     Loss on the disposal of property, net           1,097         594
     Deferred tax benefit, net                     (7,937)    (15,217)
     Stock-based compensation                        1,962       2,079
     Excess tax benefit from share-based
      arrangements                                   (882)        (56)
     Provision for bad debts                         2,097       1,764
     Other                                              --        (13)
     Changes in operating working capital           26,437    (12,453)
                                                 ---------   ---------
   Net cash provided by operating activities        43,256      11,404
                                                 ---------   ---------

 CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of marketable securities and
   certificates of deposit                           (248)     (1,811)
  Proceeds from sale of marketable securities        1,400          --
  Capital expenditures                             (3,244)     (5,889)
  Business acquisition                                  --     (9,495)
                                                 ---------   ---------
   Net cash used in investing activities           (2,092)    (17,195)
                                                 ---------   ---------
 CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under revolving
   credit facility                                (17,367)      17,367
  Capital lease payments                             (465)       (130)
  Proceeds from exercise of stock options            4,043       1,033
  Excess tax benefit from
   share-based arrangements                            882          56
  Dividends paid                                   (5,670)     (8,586)
  Purchase of treasury stock                            --    (30,290)
                                                 ---------   ---------
   Net cash used in financing activities          (18,577)    (20,550)
                                                 ---------   ---------
 Net increase (decrease) in cash
  and cash equivalents                              22,587    (26,341)
 Cash and cash equivalents - beginning of period     9,950      36,291
                                                 ---------   ---------
 Cash and cash equivalents - end of period       $  32,537   $   9,950
                                                 =========   =========

                      GEVITY HR, INC. AND SUBSIDIARIES
                 STATISTICAL DATA - CONTINUING OPERATIONS
                               (unaudited)

                                             Gevity Edge
                                          -----------------
                                             4th      4th   Percentage
                                           Quarter  Quarter   Change
                                            2008      2007
                                          -------- --------  --------

 Client employees at period end             101,014  115,580   -12.6%
 Clients at period end (1)                    5,779    6,728   -14.1%
 Average number of client employees/
  clients at period end                          17       17     0.0%
 Average number of client employees
  paid  (2)                                  93,619  107,893   -13.2%
 Annualized professional service
  fees per average number of client
  employees paid  (3), (4)                 $  1,154 $  1,238    -6.8%
 Annualized total gross profit per
  average number of client
  employees paid (3)                       $  1,661 $  1,867   -11.0%
 Annualized operating (loss) income
  per average number of client
  employees paid  (3)                      $  (135) $    449  -130.1%

 (1) Client accounts as measured by individual client Federal Employer
     Identification Number ("FEIN").

 (2) The average number of client employees paid is calculated based upon the sum of the number of paid client employees at the end of each month divided by the number of months in the period.

 (3) Annualized statistical information is based upon actual quarter-to-date amounts which have been annualized (divided by 3 and multiplied by 12) and then divided by the average number of client employees paid.

 (4) The annualized professional service fees is based upon
     information from the following table (in thousands):

                                          4th Quarter     4th Quarter
                                             2008            2007
                                        --------------  --------------

 Revenues:
  Professional service fees                  $  27,016       $  33,381
  Employee health and welfare benefits          80,987          89,112
  Workers' compensation                         15,050          20,951
  State unemployment taxes and other             2,056           2,573
                                        --------------  --------------
  Total revenues                             $ 125,109       $ 146,017
                                        ==============  ==============

                   GEVITY HR, INC. AND SUBSIDIARIES
               STATISTICAL DATA - CONTINUING OPERATIONS
                              (unaudited)

                                             Gevity Edge
                                         -------------------
                                          Twelve     Twelve
                                          Months     Months  Percentage
                                           2008       2007     Change
                                         --------   --------  --------

 Client employees at period end           101,014    115,580    -12.6%
 Clients at period end (1)                  5,779      6,728    -14.1%
 Average number of client employees/
  clients at period end                        17         17      0.0%
 Average number of client employees
  paid (2)                                 96,938    113,094    -14.3%
 Professional service fees per average
  number of client employees paid (3),
  (4)                                    $  1,171   $  1,251     -6.4%
 Total gross profit per average number
  of client employees paid (3)           $  1,499   $  1,645     -8.9%
 Operating (loss) income per average
  number of client employees paid (3)    $    (8)   $    274   -102.9%

 (1) Client accounts as measured by individual client FEIN.

 (2) The average number of client employees paid is calculated based upon the sum of the number of paid client employees at the end of each month divided by the number of months in the period.

 (3) Statistical information is based upon actual year-to-date amounts divided by the average number of client employees paid.

 (4) Professional service fees are based upon information from the following table (in thousands):

                                        Twelve Months    Twelve Months
                                            2008              2007
                                        --------------  --------------
 Revenues:
  Professional service fees                  $ 113,545       $ 141,496
  Employee health and welfare benefits         325,265         350,965
  Workers' compensation                         61,106          84,513
  State unemployment taxes and other            20,624          24,620
                                        --------------  --------------
  Total revenues                             $ 520,540       $ 601,594
                                        ==============  ==============

CONTACT:  Gevity HR, Inc.
          Michael D. Mulholland, Vice President-Financial Planning,
           Corporate Development and Investor Relations
          1.800.2GEVITY (1.800.243.8489), x3007
          mike.mulholland@gevity.com